EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 19, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2010 – June 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.5%	-3.3%	-5.9%	5.5%	-3.1%	-2.6%	0.9%	-2.6%	9.8%	-28.6%	-0.2	-0.4
B**	-0.5%	-3.4%	-6.2%	4.9%	-3.7%	-3.2%	0.2%	-3.2%	9.8%	-29.9%	-0.3	-0.4
Legacy 1***	-0.4%	-3.2%	-5.0%	7.4%	-1.1%	-0.6%	N/A	-0.6%	9.7%	-23.7%	0.0	-0.1
Legacy 2***	-0.4%	-3.2%	-5.1%	7.3%	-1.3%	-0.9%	N/A	-0.9%	9.7%	-24.4%	0.0	-0.1
Global 1***	-0.4%	-3.2%	-4.9%	8.0%	-0.6%	-1.1%	N/A	-1.1%	9.3%	-21.9%	-0.1	-0.2
Global 2***	-0.4%	-3.2%	-4.9%	7.8%	-0.8%	-1.3%	N/A	-1.3%	9.3%	-22.4%	-0.1	-0.2
Global 3***	-0.4%	-3.3%	-5.7%	6.3%	-2.4%	-3.0%	N/A	-3.0%	9.3%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	0.8%	0.2%	3.5%	9.8%	18.2%	17.9%	8.1%	17.9%	11.9%	-16.3%	1.4	2.7
Barclays Capital U.S. Long Gov Index****	0.9%	-3.0%	-3.8%	7.0%	1.5%	6.4%	6.2%	6.4%	11.9%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					29%
Energy	5%	Short	Gasoline Blendstock	1.1%	Long	5%	Short	Gasoline Blendstock	1.1%	Long
			Crude Oil	0.6%	Short			Brent Crude Oil	0.7%	Short
Grains/Foods	14%	Short	Corn	2.3%	Short	14%	Short	Corn	2.2%	Short
			Live Cattle	2.1%	Long			Live Cattle	2.2%	Long
Metals	11%	Short	Silver	2.5%	Short	10%	Short	Gold	2.4%	Short
			Gold	2.5%	Short			Silver	2.4%	Short
FINANCIALS	70%					71%
Currencies	23%	Long $	Japanese Yen	4.4%	Short	24%	Long $	Japanese Yen	4.4%	Short
			Euro	2.7%	Short			Euro	2.6%	Short
Equities	33%	Long	S&P 500	6.7%	Long	33%	Long	S&P 500	6.6%	Long
			Nasdaq	3.4%	Long			Nasdaq	3.4%	Long
Fixed Income	14%	Long	Eurodollars	2.5%	Long	14%	Long	Eurodollars	2.5%	Long
			U.S. 5-Year Treasury Notes	1.9%	Long			U.S. 5-Year Treasury Notes	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Crude oil markets decreased modestly due to a decline in the number of active U.S. drilling rigs. Natural gas markets rose over 2% due to heavy buying by investors attempting to exit short positions.
Grains/Foods
Wheat prices fell 3% as forecasts for dry weather boosted harvest prospects.  Soybean markets rallied after the U.S. Department of Agriculture reported slower-than-expected plantings and weak crop conditions ratings for soybeans.  Sugar markets fell sharply due to weak global demand and ample supplies.

Metals
Gold markets rallied due to weakness in the U.S. dollar and after the Federal Reserve cited further improvements to U.S. employment would be necessary before raising interest rates.  Copper markets fell due to concerns regarding global demand fueled by the ongoing Greek debt situation and weak data from China.

Currencies
The U.S. dollar declined after the Federal Reserve signaled a less aggressive stance on hiking U.S. interest rates.  The euro rallied due to reports Greece was making progress in acquiring a new deal to restructure its debt.  The New Zealand dollar fell nearly 2% versus its U.S. counterpart when disappointing GDP data fueled speculation of another rate cut by the Reserve Bank of New Zealand.

Equities
U.S. equities rose, propelled higher after the Federal Reserve signaled a more dovish approach to upcoming shifts in monetary policy.  European markets finished lower because of continued uncertainty surrounding Greece.  Japan’s Nikkei 225 Index also finished lower, under pressure from a stronger yen.

Fixed Income
U.S. Treasury prices rallied sharply after the Federal Reserve’s comments caused bond yields to drop sharply.  German Bund markets also moved higher, buoyed by an increase in demand for safe-haven assets amidst concerns surrounding Greece.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.